UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Copano Energy, L.L.C.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT

SPECIAL MEETING OF UNITHOLDERS

IS SCHEDULED FOR APRIL 30, 2013

PLEASE INSTRUCT YOUR BROKER TO VOTE TODAY!

April 18, 2013

Dear Copano Unitholder:

According to our latest records, your broker has not received your voting instructions for the important meeting of unitholders of Copano Energy, L.L.C. to be held on April 30, 2013.  Your vote is extremely important, regardless of the number of units that you own.  Please instruct your broker how to vote your units today so the Company may avoid additional solicitation costs.

Please use one of the following methods to promptly provide voting instructions to your broker:

1.                Instruct your broker by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on your voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.                Instruct your broker by Telephone:  Please use the telephone number printed on your voting instruction form; have your 12-digit control number listed on the instruction form ready, and follow the simple instructions.

3.                Instruct your broker by Mail:  Sign, date and return your voting instruction form in the postage-paid return envelope provided.

For the reasons set forth in Copano’s definitive proxy statement dated March 29, 2013, your Board of Directors unanimously recommends that you vote “FOR” the adoption of the merger agreement; any adjournment of the Copano special meeting, if necessary to solicit additional proxies; and approval, on an advisory basis, of the compensation that will or may be paid by Copano to its named executive officers in connection with the merger.  We respectfully request that you vote your units at your earliest convenience.

If you have any questions or need assistance, please call D.F. King & Co., Inc. toll free at (800) 967-4604.

Thank you for your cooperation and continued support.

Sincerely,

Douglas L. Lawing
Executive Vice President, General
Counsel and Secretary